Use these links to rapidly review the document

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-170283

SUBJECT TO COMPLETION, DATED APRIL 11, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated November 10, 2010)

9,000,000 Shares

NPS Pharmaceuticals, Inc.

Common Stock

$            per share

        We are selling 9,000,000 shares of our common stock.

        We have granted the underwriters an option to purchase up to 1,350,000 additional shares to cover over-allotments.

        Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP." The last reported sale price of our common stock on the NASDAQ Global Market on April 8, 2011 was $9.09 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to NPS (before expenses)	$	$

        The underwriters expect to deliver the shares to purchasers on or about April             , 2011, through the book-entry facilities of The Depository Trust Company.

Citi	Leerink Swann

Canaccord Genuity	Needham & Company LLC

Brean Murray, Carret & Co.	Summer Street Research Partners	ThinkEquity LLC

April                         , 2011

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        In this prospectus supplement, "NPS," "we," "us," "our" or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

        This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference." These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under "Where You Can Find More Information" and "Incorporation of Documents by Reference" in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled "Risk Factors", and in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010 and the other periodic reports incorporated herein by reference.

Our Business

        We are a clinical-stage biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders. Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function: (a) teduglutide, our analog of GLP-2, a peptide involved in the regeneration and repair of the intestinal lining, that is in Phase 3 clinical development as GATTEX® (planned brand name) for parenteral nutrition ("PN") dependent short bowel syndrome ("SBS") and (b) NPSP558, our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that is in Phase 3 clinical development as a hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone ("PTH").

        While SBS and hypoparathyroidism are relatively rare disorders, we believe these indications represent substantial commercial opportunities to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of both disorders.

GATTEX® (teduglutide)

        In January 2011, we reported positive findings from STEPS, our second Phase 3 study of GATTEX in SBS. STEPS was a multi-national double-blind, placebo-controlled Phase 3 registration study designed to provide additional evidence of safety and efficacy of GATTEX in reducing PN dependence in adult SBS patients. Twenty-nine centers in North America and Europe enrolled patients in the STEPS study. Eighty-six patients were randomized and analyzed for efficacy and safety. The trial included an initial PN optimization and stabilization period, after which patients were randomized 1:1 to compare daily subcutaneous dosing of 0.05 mg/kg of GATTEX to placebo over a 24-week treatment period. A total of 78 patients completed the study.

        The primary efficacy endpoint of STEPS was the percentage of patients who achieved a 20 to 100 percent reduction in weekly PN volume at week 20 and maintained that response at week 24, compared to baseline. STEPS met the primary efficacy endpoint with a statistically significantly higher responder rate for GATTEX versus placebo. A responder was defined as a 20 to 100 percent reduction in PN volume from baseline at Weeks 20 and 24.

        GATTEX was well-tolerated in the STEPS registration study. Five of the eighty-six randomized patients discontinued the study due to adverse events, of which two were GATTEX-treated and three were placebo-treated. Ninety-seven percent of eligible patients who completed the STEPS study elected to roll into STEPS 2, an open-label continuation study in which all participants receive GATTEX therapy for up to an additional 24 months.

        Based on these results, we currently expect to submit an application to the U.S. Food and Drug Administration (the "FDA") for approval to market GATTEX in the United States as a treatment for SBS in the second half of 2011.

        In March 2011, Nycomed, our European partner, submitted a Marketing Authorization Application to the European Medicines Agency for clearance to market teduglutide (Revestive®) as a once-daily subcutaneous treatment for SBS. The submission triggered a mid-seven digit milestone payment to us. Under a collaboration agreement, we are sharing external costs for STEPS and STEPS 2 with Nycomed.

NPSP558 (parathyroid hormone 1-84 [rDNA origin] injection)

        In December 2008, we initiated a Phase 3 registration study, known as REPLACE, a randomized, double-blind, dose escalating, placebo-controlled study to investigate the use of NPSP558 for the treatment of adults with hypoparathyroidism.

        The study consists of an average 10-week screening and stabilization period followed by a 24-week treatment period marked by randomization (2:1) to NPSP558 50mcg or placebo. We announced the completion of randomization of patients for REPLACE in March 2011. A total of 135 patients were randomized at more than 30 sites in the U.S., Canada and Europe.

        The primary efficacy endpoint is to demonstrate by week 24 at least a 50 percent reduction from baseline of oral calcium supplementation and active vitamin D metabolite/analog therapy and a total serum calcium concentration that is normalized or maintained compared to baseline (≥7.5 mg/dL). Other objectives of the study will look at safety, calcium homeostasis, urinary calcium excretion, bone effects and quality-of-life. We believe that positive results from REPLACE would enable us to seek U.S. marketing approval of NPSP558 as a new standard of care for the treatment of hypoparathyroidism.

        Our previous clinical studies of our rhPTH (1-84) compound demonstrated that daily subcutaneous dosing causes parathyroid hormone levels to rise rapidly and then return to normal levels over a period of hours. Results from an investigator-initiated Phase 2 open-label proof-of-concept study showed that rhPTH (1-84) treatment in hypoparathyroidism significantly reduces supplemental calcium and 1,25-dihydroxyvitamin D requirements while maintaining serum calcium levels.

        We are planning to support two additional studies in the U.S. for eligible patients who participated in the REPLACE study. An eight-week randomized, dose-blinded study, known as RELAY, will investigate the safety and efficacy of NPSP558 at fixed doses of 25mcg and 50mcg for the treatment of hypoparathyroidism. The primary goal of RELAY is to compare 0.25 mcg versus 0.50 mcg with the primary endpoint being a decrease in oral calcium supplementation of 500 mg or less per day, a reduction in active vitamin D metabolite/analog therapy of 0.25 mcg or less per day, and serum calcium concentrations of between 7.5 mg/dL and the upper limit of normal. The second study will be a 12-month, open-label study, known as RACE, that will investigate the safety and tolerability of NPSP558.

Collaborations

        To manage risk and accelerate the development and commercialization of our product candidates, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements. These include agreements with Amgen, Ortho-McNeil, GlaxoSmithKline, Kyowa Hakko Kirin and Nycomed. Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement. In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control. We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

Our Corporate Information

        We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300. Our website is www.npsp.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement, the accompanying prospectus or any document incorporated or deemed incorporated by reference herein.

        NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks. In addition, Preotact® is our registered trademark in the U.S. All other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

 The Offering

Issuer	NPS Pharmaceuticals, Inc.
Common Stock Offered by Us	9,000,000 shares (or 10,350,000 shares if the underwriters exercise their over-allotment option in full).
Common Stock to be Outstanding After this Offering	76,725,155 shares (or 78,075,155 shares if the underwriters exercise their over-allotment option in full).
Use of Proceeds

We expect the net proceeds from this offering to us will be approximately $76.7 million (or $88.3 million if the underwriters exercise their option to purchase additional shares in full) (in each case based on an assumed public offering price of $9.09, which was the last reported sale price of our common stock on the NASDAQ Global Market on April 8, 2011), after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the proceeds to fund clinical trials and seek FDA approval of our product candidates and for working capital and other general corporate purposes. See "Use of Proceeds."

Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read and consider the "Risk Factors" beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2010.

Trading Symbol for Our Common Stock	Our common stock is listed on the NASDAQ Global Market under the symbol "NPSP."

        The total number of shares of common stock to be outstanding immediately after this offering is based on 67,725,155 shares of common stock issued and outstanding as of April 7, 2011 and excludes as of such date:

  •
  6,472,194 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.97 per share;

  •
  798,344 shares issuable under outstanding deferred stock units, restricted stock and restricted stock units;

  •
  1,112,059 shares available for future issuance under our equity compensation plans; and

  •
  8,661,894 shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events.

        Unless otherwise indicated, all information in this prospectus supplement:

  •
  assumes no exercise of outstanding options to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, no conversion of our convertible notes, and no vesting of outstanding restricted stock and restricted stock units;

  •
  assumes no exercise of the underwriters' over-allotment option and no issuance of shares related to outstanding deferred stock units; and

  •
  reflects all currency in United States dollars.

        We are asking our stockholders at our 2011 annual stockholders' meeting to be held on May 18, 2011, to approve (i) an amendment to our 2005 Omnibus Equity Plan to increase by 4,650,000 shares the aggregate number of shares of common stock reserved for issuance under the plan and (ii) an amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 105,000,000 to 175,000,000 shares. The outcome of these proposals will affect the aggregate number of shares available for issuance by our Board of Directors to meet our future corporate needs but will not affect our ability to conduct the offering of shares of common stock described in this prospectus supplement.

Recent Developments

        We have not yet filed our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011. We will be reporting that, as of March 31, 2011, we had $113.2 million in cash, cash equivalents and current marketable investment securities. On March 30, 2011, we fully repaid our Secured 8% Notes, or Class A Notes. The Class A notes were non-recourse and solely secured and serviced by Sensipar and Mimpara (cinacalcet HCl) royalty revenues and milestone payments. With the repayment of the Class A Notes, we have commenced repayment of Secured 15.5% Notes, or Class B notes. The Class B notes are non-recourse and solely secured and serviced by our royalty revenues and milestone payments related to Sensipar and Mimpara.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2010, as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled "Special Note Regarding Forward-Looking Statements."

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options, convertible notes, deferred stock units, restricted stock and restricted stock units outstanding. If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. In addition, the underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, any anticipated timelines for making FDA or other regulatory filings or submissions, or with respect to completion of milestones or targets with respect to regulatory filings, clinical studies, pre-clinical work and related matters, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

  •
  our and our collaborators' ability to successfully complete clinical trials, timely make regulatory submissions, receive required regulatory approvals and the length, time and cost of obtaining such regulatory approvals and commercialize products;

  •
  our ability to effectively outsource activities critical to the advancement of our product candidates;

  •
  our ability to secure additional funds;

  •
  the successful completion of our strategic collaborations or changes in our relationships with our collaborators;

  •
  competitive factors;

  •
  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

  •
  the ability of our contract manufacturers to produce successfully adequate clinical supplies of our product candidates and drug delivery devices to meet our clinical trial and commercial launch requirements;

  •
  variability of our royalty, license and other revenues;

  •
  our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

  •
  the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

  •
  uncertainty regarding our patents and patent rights;

  •
  compliance with current or prospective governmental regulation;

  •
  any concerns about the safety of our products or product candidates;

  •
  technological change; and

  •
  general economic and market conditions.

        You should also consider carefully the statements set forth in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $76.7 million or approximately $88.3 million if the underwriters exercise their overallotment option in full (in each case based on an assumed public offering price of $9.09, which was the last reported sale price of our common stock on the NASDAQ Global Market on April 8, 2011). We currently expect to use the proceeds from this offering to fund clinical trials and seek FDA approval of our product candidates and for working capital and other general corporate purposes. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

        The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the ultimate allocation of the proceeds.

DILUTION

        If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

        Our net tangible book value as of December 31, 2010 was approximately ($166.8) million, or ($2.49) per share. After giving effect to the sale by us of 9,000,000 shares of common stock offered by this prospectus at an assumed public offering price of $9.09 per share (the last reported sale price of our common stock on the NASDAQ Global Market on April 8, 2011) and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2010 would have been approximately ($90.1) million, or ($1.19) per share. This represents an immediate increase in pro forma net tangible book value of $1.30 per share to existing stockholders and an immediate dilution of $10.28 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Assumed public offering price per share		$9.09
Net tangible book value per share as of December 31, 2010	$(2.49)
Increase in net tangible book value per share after this offering	1.30

Pro forma net tangible book value per share as of December 31, 2010, after giving effect to this offering		(1.19)

Dilution per share to new investors in this offering		$10.28

        The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, our pro forma net tangible book value per share at December 31, 2010 after giving effect to this offering would have been ($1.02) per share, and the dilution in pro forma net tangible book value per share to investors in this offering would have been $10.11 per share.

        The above discussion and table are based on 66,986,940 shares of our common stock issued and outstanding as of December 31, 2010, which does not include the following, all as of December 31, 2010:

  •
  5,924,070 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.69 per share;

  •
  801,718 shares issuable under outstanding deferred stock units, restricted stock and restricted stock units;

  •
  1,852,035 shares available for future issuance under our equity compensation plans; and

  •
  9,191,176 shares issuable upon the conversion of our outstanding 5.75% convertible notes, which may be converted into common stock at any time, subject to certain limitations, on or before August 7, 2014, at a conversion price of $5.44 per share, subject to adjustments in certain events.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF COMMON STOCK

        The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder that acquires our common stock in this offering and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this summary, you are a "non-U.S. holder" if you are a beneficial owner of our common stock (other than a partnership or any entity or arrangement treated as a partnership for United States federal income tax purposes) and are, for United States federal income tax purposes, not any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, provided that, (1) a court within the United States is able to exercise primary supervision over its administration or one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has in effect a valid election under the applicable Treasury regulations to be treated as a United States person.

        This discussion is based upon the Code, Treasury regulations, judicial decisions, rulings, and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of United States federal income taxation that may be applicable to non-U.S. holders in light of their particular circumstances, or to investors subject to special treatment under United States federal income tax laws. Furthermore, this discussion does not address any state, local or foreign tax laws.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns our common stock, the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

        You are urged to consult your tax advisors regarding the United States federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of our common stock, including the consequences under any applicable tax treaty.

Dividends

        Except as described below, dividends paid to a non-U.S. holder are subject to withholding of United States federal income tax at a 30% rate or at a lower rate provided in an applicable income tax treaty. In order to obtain the benefits of an applicable income tax treaty that provides for a lower rate, a non-U.S. holder generally is required to furnish a valid Internal Revenue Service Form W-8BEN (or such other applicable form and documentation as required by the Code or the regulations) certifying that the beneficial owner of such dividend payments is a non-United States person and that such beneficial owner is entitled to the lower treaty rate with respect to such payments. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

        If dividends are "effectively connected" with a non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States), generally no withholding would be required on such dividends, provided that the non-U.S. holder has furnished a valid Internal Revenue Service Form W-8ECI certifying, under penalties of perjury, the status of being a non-United States person and that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States and are includible in the non-U.S. holder's gross income. "Effectively connected" dividends are taxed at rates applicable to United States persons on a net income basis. If the non-U.S. holder is a corporation, such dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate under an applicable income tax treaty).

Disposition of Common Stock

        A non-U.S. holder generally will not be subject to United States federal income tax on gain from a disposition of our common stock unless:

  •
  the gain is "effectively connected" with the conduct of a trade or business of the non-U.S. holder in the United States (and the gain is attributable to a permanent establishment maintained in the United States, if that is required by an applicable income tax treaty as a condition for U.S. taxation on a net income basis);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions; or

  •
  we are or have been a "United States real property holding corporation" ("USRPHC") for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder's holding period for our common stock.

        Gains effectively connected with a conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States) are taxed at rates applicable to United States persons on a net income basis. If the non-U.S. holder is a corporation, such gains may, under certain circumstances, also be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate under an applicable income tax treaty).

        We believe we currently are not, and we do not anticipate becoming, a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a United States real property interest with respect to a non-U.S. holder only if such non-U.S. holder actually or constructively held more than 5% of such regularly traded common stock during the applicable period.

Federal Estate Taxes

        Common stock held by an individual non-U.S. holder at the time of death generally will be included in the holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise, and, therefore, such holder's estate may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder furnishes a valid Internal Revenue Service Form W-8BEN (or such other applicable form and documentation as required by the Code or the regulations) certifying under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner furnishes a valid Internal Revenue Service Form W-8BEN (or such other applicable form and documentation as required by the Code or the regulations) certifying under penalties of perjury that that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder's United States federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the Internal Revenue Service.

Legislation Affecting Taxation of Common Stock Held By or Through Foreign Entities

        Under recently enacted legislation, a 30% withholding tax will generally be imposed on any dividends and the proceeds of a sale of our common stock paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees with the U.S. Treasury to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies to the withholding agent that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements.

UNDERWRITING

        Citigroup Global Markets Inc. and Leerink Swann LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Leerink Swann LLC
Canaccord Genuity Inc.
Needham & Company LLC
Brean Murray, Carret & Co., LLC
Summer Street Research Partners
ThinkEquity LLC

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $            per share. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,350,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We, our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and Leerink Swann LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock subject to certain exceptions. Citigroup Global Markets Inc. and Leerink Swann LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The restrictions described above do not apply to:

  •
  with respect to us:

  •
  the issuance or sale of our common stock or options to purchase our common stock pursuant to our 2005 Omnibus Equity Incentive Plan or our 2010 Employee Stock Purchase Plan;

  •
  the issuance of our common stock issuable upon the conversion of securities or the exercise of warrants currently outstanding; or

  •
  the issuance of common stock upon the exercise of stock options pursuant to any of our employee stock option plans currently in effect; or

  •
  with respect to our directors and certain of our officers:

  •
  the transfer, during the restricted period, of shares of our common stock in accordance with the provisions of a plan designed to comply with Rule 10b5-1(c) of the Exchange Act, as currently in effect and without regard to any subsequent amendments or modifications thereto or reinstatements thereof;

  •
  the exercise of equity awards that expire or are otherwise required to be exercised during the restricted period, but not the sale of the securities acquired through such exercise;

  •
  the sale of securities to us in connection with cashless exercise of options or the payment of taxes relating to the vesting of restricted stock; or

  •
  transfers of shares of our common stock or any security convertible into our common stock either during the respective director's or officer's lifetime or upon death by will or intestate succession to the immediate family of the director or officer or to a trust the beneficiaries of which are exclusively the respective director or officer and/or a member or members of his or her immediate family;

    provided, that in the case of any transfer or distribution in the preceding bullet, the transferee executes and delivers to Citigroup Global Markets Inc. and Leerink Swann LLC an agreement stating that (i) the transferee is receiving and holding the shares of our common stock subject to the same restrictions as agreed to by the director or officer and provisions of this letter agreement, and (ii) there shall be no further transfer of such shares of our common stock, except in accordance with such restrictions.

        The shares are listed on the NASDAQ Global Market under the symbol "NPSP."

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

Paid by the Company
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts referred to above, will be approximately $180,000, net of certain of our expenses that Citigroup Global Markets Inc. has agreed to reimburse us for in connection with this offering.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive.

        Each purchaser of shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of our common stock, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

        This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

LEGAL MATTERS

        The validity of the shares of common stock we are offering will be passed upon by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York. Gibson, Dunn & Crutcher LLP, New York, New York, is counsel for the underwriters.

EXPERTS

        The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the common stock being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 15, 2011;

  (b)
  Our Preliminary Proxy Statement on Form PRE 14A, filed on April 5, 2011;

  (c)
  Our Current Reports on Form 8-K filed on January 10, 2011, February 1, 2011, March 1, 2011 and March 31, 2011;

  (d)
  The description of our common stock contained in our Registration Statement on Form 8-A, filed on May 23, 1994; and

  (e)
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A, filed on February 21, 2003, and our Current Report on Form 8-K filed on December 19, 1996.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921
(908) 450-5300

        Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS

        We may from time to time offer common stock, preferred stock, depositary shares, debt securities and/or warrants together or separately. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

        Investing in our securities involves risks. See "Risk Factors" on page 2 of this prospectus, in any accompanying prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission.

        Our common stock is listed on the Nasdaq Global Market under the symbol "NPSP."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is November 10, 2010.

i

ABOUT THIS PROSPECTUS

        In this prospectus, "NPS," "we," "us," "our" or "ours" refer to NPS Pharmaceuticals, Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before buying any of the securities being offered under this registration statement, we urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information."

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

ii

OUR BUSINESS

        The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under "Incorporation of Documents by Reference" and "Where You Can Find More Information." You should also carefully consider the matters discussed in the section entitled "Risk Factors."

        We are a clinical-stage biopharmaceutical company focused on the development of new treatment options for patients with rare gastrointestinal and endocrine disorders. Our lead clinical programs involve two proprietary therapeutic proteins to restore or replace biological function:

  •
  Teduglutide is our analog of GLP-2, a protein involved in the regeneration and repair of the intestinal lining. Teduglutide is currently in Phase 3 clinical development as GATTEX® (planned brand name) for parenteral nutrition (PN) dependent short bowel syndrome (SBS). SBS is a highly disabling condition that results from surgical resection, congenital defect or disease-associated loss of absorption and the subsequent inability to maintain fluid, electrolyte, and nutrient balances on a conventional diet.

  •
  NPSP558 is our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that is in Phase 3 clinical development as a hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphates in their blood due to insufficient levels of endogenous parathyroid hormone.

        We are currently advancing registration studies for GATTEX and NPSP558. Our study of GATTEX is known as STEPS (Study of TEduglutide in PN-dependent Short bowel syndrome) and our study of NPSP558 is known as REPLACE (REcombinant Parathyroid hormone to normaLize cAlCium and trEat hypoparathyroidism). We believe positive results from STEPS and REPLACE will enable us to seek U.S. marketing approval of GATTEX for patients with PN dependent SBS and NPSP558 for hypoparathyroidism. While SBS and hypoparathyroidism are relatively rare disorders, we believe these indications represent substantial commercial opportunities to us due to the significant unmet need and lack of effective therapies, as well as the serious complications and chronic nature of both disorders.

        In 2007, we restructured our operations and implemented a new business strategy to focus our resources on developing GATTEX and NPSP558 for specialty indications with serious unmet medical needs. Supporting our strategic focus, we are seeking opportunities to out-license a number of proprietary compounds for areas that are outside of our proprietary therapeutic and/or geographic focus. These include PTH 1-84 for the treatment of osteoporosis in the U.S. (known as PREOS®) and teduglutide for Crohn's disease in the U.S.

        To manage risk and accelerate the development and commercialization of our product candidates, we also complement our proprietary clinical programs with collaborative research, development or commercial agreements. These include agreements with Amgen, Inc., Ortho-McNeil Pharmaceuticals, Inc., GlaxoSmithKline plc, Kyowa Hakko Kirin Pharma, Inc. and Nycomed Danmark ApS. Generally, these agreements provide for payments to us for the achievement of specified milestones, and royalties on sales of products developed under the terms of the particular agreement. In return for these financial benefits, we grant the particular company a license to the technology that is the subject of the collaboration or to intellectual property that we own or control. We believe that collaborating with pharmaceutical and biotechnology companies with relevant expertise in areas that are outside of our proprietary therapeutic or geographic focus will accelerate the regulatory pathway and commercialization of our products.

        We are a Delaware corporation. Our principal executive offices are located at 550 Hills Drive, Bedminster, NJ 07921 and our telephone number at that address is (908) 450-5300. Our website is www.npsp.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus, any accompanying prospectus supplement or any document incorporated or deemed incorporated by reference herein.

        NPS®, NPS Pharmaceuticals®, PREOS® and GATTEX® are our registered trademarks. In addition, Preotact is our registered trademark in the U.S. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled "Special Note Regarding Forward Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "plan," "expect," "anticipate," "estimate," "predict," "intend," "potential" or "continue" or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus and the documents incorporated by reference herein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including:

  •
  Our ability to effectively outsource activities critical to the advancement of our product candidates and manage those companies to whom such activities are outsourced;

  •
  our and our collaborators' ability to successfully complete clinical trials, receive required regulatory approvals and the length, time and cost of obtaining such regulatory approvals and commercialize products;

  •
  our ability to secure additional funds;

  •
  the successful continuation of our strategic collaborations or changes in our relationships with our collaborators;

  •
  competitive factors;

  •
  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

  •
  the ability of our contract manufacturers to successfully produce adequate supplies of our product candidates and drug delivery devices to meet clinical trial and commercial launch requirements;

  •
  variability of our royalty, license and other revenues;

  •
  our ability to enter into and maintain agreements with current and future collaborators on commercially reasonable terms;

  •
  the demand for securities of pharmaceutical and biotechnology companies in general and our common stock in particular;

  •
  uncertainty regarding our patents and patent rights;

  •
  compliance with current or prospective governmental regulation;

  •
  technological change; and

  •
  general economic and market conditions

        You should also consider carefully the statements set forth in the section entitled "Risk Factors" in our latest annual report on Form 10-K, as may be updated in our quarterly reports on Form 10-Q, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
						Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings available to cover fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

        In calculating the ratio of earnings available to cover fixed charges, "earnings" consist of pre-tax income (loss) excluding fixed charges and fixed charges consist of interest expense and assumed interest attributable to rentals. For the years ended December 31, 2005, 2006, 2007, 2008 and 2009 and for the nine months ended September 30, 2010 our pre-tax earnings (losses) were ($169,778,000), ($112,668,000), ($3,502,000), ($31,905,000), ($19,606,000) and (23,962,000), respectively, and were insufficient to cover fixed charges for those periods.

 USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently expect to use the proceeds from any sale of securities offered hereby to fund clinical trials of our product candidates, advance our preclinical research programs, to repay existing indebtedness, and for general corporate purposes.

        The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors and our management will retain broad discretion as to the final allocation of the proceeds.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; and/or

  •
  warrants.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. We have filed these documents as exhibits to certain of the documents incorporated by reference into this offering memorandum.

General

        We are authorized to issue 105,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of October 27, 2010, there were approximately 66,928,427 shares of common stock issued and outstanding.

        Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of NPS, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stockholder Rights Plan

        On December 4, 1996, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred stock purchase right for each share of our common stock outstanding on December 31, 1996, and each share of common stock issued after that date. Our board amended the plan on December 31, 2001 to increase the purchase price and extend the term through December 31, 2011. The rights are transferable with our common stock until they become exercisable, but are not exercisable until the distribution date described in the plan. Generally, the plan distribution date will not occur until a person or group acquires or makes a tender offer for twenty-percent (20%) or more of our outstanding common stock. The rights expire on December 31, 2011 unless we redeem them at an earlier date. The expiration date may be extended by our board. When a right becomes exercisable, its holder is entitled to purchase from us 1/100th of a share of our Series A Junior Participating Preferred Stock at a purchase price of $300.00, subject to adjustment in certain circumstances.

        Until the plan distribution date, the purchase rights will be evidenced by the certificates for common stock registered in the names of holders of our common stock. As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stockholders of record.

        If any person or group acquires twenty-percent (20%) or more of our common stock, the rights holders will be entitled to receive upon exercise, that number of shares of common stock that at the time have a market value equal to twice the purchase price of the right. The shares of preferred stock acquired upon exercise of a purchase right are not redeemable and are entitled to preferential quarterly dividends. They are also entitled to preferential rights in the event of our liquidation. Finally, if any business combination occurs in which our common shares are exchanged for shares of another company, each preferred share will be entitled to receive 100 times the amount per common share of our company.

        If we are acquired in a business combination, the purchase rights holders will be entitled to acquire, for the purchase price, that number of shares of common stock of the acquiring corporation that, at the time, have a market value equal to twice the purchase price of the purchase right. Our board has the right to redeem the purchase rights in certain circumstances for $.01 per share, subject to adjustment.

        The rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent our stockholders' interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Other Obligations to Issue Capital Stock

        We have adopted and maintain equity incentive plans pursuant to which we are authorized to issue stock options, restricted stock, restricted stock units and other types of stock-based compensation to directors, employees, consultants and other persons who provide services to us. Our equity incentive plans provide that in the event of certain change in control transactions, including a merger or consolidation in which we are not the surviving corporation or a reorganization in which more than fifty-percent (50%) of the shares of our common stock entitled to vote are exchanged, all outstanding, unvested equity awards under these plans will vest, and in the case of stock options, will become immediately exercisable. As of October 27, 2010, we had 6,706,574 shares of common stock that were issuable related to outstanding options, deferred stock units, and restricted stock and restricted stock units that had been issued under these plans. We have reserved an additional 1,929,762 shares of common stock for future issuance under these plans.

        As of October 27, 2010, we had outstanding approximately $50 million in aggregate principal amount of our 5.75% Convertible Notes due August 7, 2014, or 5.75% Notes. The holders of the 5.75% Notes may convert all or a portion of their notes into common stock at any time, subject to certain milestones, on or before August 7, 2014 at a conversion rate equal to approximately $5.44 per share, subject to adjustment in certain events. We have reserved 9,191,176 shares of our common stock for issuance upon conversion of the 5.75% Notes.

Anti-Takeover Provisions

        Delaware Law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation's board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation's outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. A Delaware corporation may "opt out" from the application of Section 203 through a provision in its certificate of incorporation or by-laws. We have not "opted out" from the application of Section 203.

Certificate of Incorporation and Bylaws Provisions

        Our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control:

  •
  the number of directors that constitutes the whole board of directors shall be fixed exclusively by one or more resolutions adopted by the board of directors;

  •
  vacancies on our board of directors, including those resulting from an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders;

  •
  a stockholder's notice of the stockholder's intent to bring business before an annual meeting or to nominate a person for election to the board of directors must be received by us within strict guidelines which may make it more difficult for stockholders to bring items before the meetings; and

  •
  our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.

        In addition, our Amended and Restated Certificate of Incorporation authorizes shares of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of NPS.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Their address is P.O. Box 43070, Providence, Rhode Island, 02940-3070 and their telephone number is 800-962-4264

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue, without stockholder approval, up to 5,000,000 shares of preferred stock, $0.001 par value per share, of which 350,000 have been designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus we did not have any outstanding shares of preferred stock. Our board of directors is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

  •
  dividend rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemption; and

  •
  liquidation preferences.

        Our board may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

  •
  the maximum number of shares in the series and the distinctive designation;

  •
  the terms on which dividends will be paid, if any;

  •
  the terms on which the shares may be redeemed, if at all;

  •
  the liquidation preference, if any;

  •
  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

  •
  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the voting rights, if any, on the shares of the series; and

  •
  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

        Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our amended certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that will be filed with the Securities and Exchange Commission.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of NPS, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary:

  •
  the number of whole shares of preferred stock underlying their depositary shares; and

  •
  payment of any unpaid amount due to the depositary.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

        withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond either of our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith by each party of their respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

        Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for Federal income tax purposes deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in each prospectus supplement the following terms relating to a series of notes:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of notes in global form, the terms and who the depositary will be;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

  •
  a discussion on any material or special United States federal income tax considerations applicable to the notes;

  •
  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures contain covenants which restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, unless certain criteria set forth in the indentures are met. The indentures also provide that any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

  •
  if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay principal or premium, if any, when due and the time for payment has not been extended or delayed;

  •
  if we fail to deposit any sinking fund payment when due and the time for payment has not been extended or delayed;

  •
  if we breach the restrictive covenants set forth in the indenture in connection with a merger, consolidation or transfer of substantially all of our assets;

  •
  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series;

  •
  if a debt owed by us or a significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10,000,000;

  •
  if a judgment or decree for the payment of money in excess of $10,000,000 is entered against us or any significant subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and it is not discharged, waived or the execution thereof stayed; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        If an event of default with respect to notes of any series, except for certain defaults related to bankruptcy, insolvency or reorganization, occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default related to bankruptcy, insolvency or reorganization occurs, the principal amount of all notes of any series shall automatically become immediately due and payable.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences if:

  •
  we have paid or deposited with the trustee a sum sufficient to pay i) all overdue interest on the notes of the applicable series, ii) the principal of and premium, if any, on any notes of the applicable series which have become due otherwise than by such declaration or acceleration and any interest thereon at the rate or rates prescribed therefore in such notes, iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such notes and iv) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  all events of default with respect to notes of the applicable series, other than the non-payment of principal of notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided for in the indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  the indenture trustee may take any other action it deems proper which is not inconsistent with such direction.

        A holder of the notes of any series will not have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies unless:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make certain changes with the consent of each holder of any outstanding notes affected, including:

  •
  extending the fixed maturity of the series of notes;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

  •
  reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust; and

  •
  compensate and indemnify the trustee.

        In order to exercise our rights to be discharged, we must, among other things, deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The

Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, will provide us with an opinion as to the validity of the securities offered by this prospectus. This opinion may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of the securities.

EXPERTS

        The consolidated financial statements of NPS Pharmaceuticals, Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2009 consolidated financial statements, refers to the Company's change in method of accounting for fair value due to the adoption of a new accounting standard issued by the Financial Accounting Standards Board, as of January 1, 2008.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  (a)
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010;

  (b)
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 5, 2010, August 4, 2010 and November 2, 2010, respectively;

  (c)
  Our Current Reports on Form 8-K filed on January 22, 2010, March 2, 2010, April 16, 2010, April 21, 2010, May 24, 2010, July 22, 2010, September 16, 2010 and September 21, 2010;

  (d)
  The description of our common stock contained in our Registration Statement on Form 8-A filed on May 23, 1994; and

  (e)
  The description of our Rights Agreement and Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A/A filed on February 21, 2003 and our Current Report on Form 8-K filed on December 19, 1996.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Corporate Secretary
NPS Pharmaceuticals, Inc.
550 Hills Drive, 3rd Fl.
Bedminster, New Jersey 07921
(908) 450-5300

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

9,000,000 Shares

NPS Pharmaceuticals, Inc.

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

April             , 2011

Citi	Leerink Swann

Canaccord Genuity	Needham & Company LLC

Brean Murray, Carret & Co.	Summer Street Research Partners	ThinkEquity LLC